UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): July 31, 2012

IZEA, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-167960	37-1530765
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 N. Orange Avenue, Suite 412 Orlando, Florida	32801
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (407) 674-6911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR     240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR     240.13e-4(c))

CURRENT REPORT ON FORM 8-K
IZEA, Inc.
July 31, 2012

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d)    On July 31, 2012, Daniel R. Rua was elected to our Board of Directors.

Daniel R. Rua, age 44, was previously our executive Chairman from September 2006 to May 2011 and an early investor in our predecessor entity IZEA Innovations, Inc. Mr. Rua has been a Managing Partner of Inflexion Partners, an early-stage venture capital fund, since January 2002. Prior to Inflexion, Mr. Rua was a Partner with Draper Atlantic, the east coast fund of Silicon Valley's early-stage venture firm Draper Fisher Jurvetson, from 1999 to 2002. Prior to Draper Atlantic, Mr. Rua led internet protocol development at IBM's Networking Labs in Research Triangle, from 1991 to 1999. Mr. Rua is a former director of InphoMatch (acquired by Sybase) and AuctionRover (acquired by Overture/Yahoo), and serves other board and operating roles as part of his technology investing. Mr. Rua holds a B.S. degree in computer engineering from the University of Florida. He also earned a J.D. from the University of North Carolina School of Law and an M.B.A. from the Kenan-Flagler Business School of the University of North Carolina. Mr. Rua was selected to serve as a member of our board of directors due to his extensive knowledge of our products and services as a former director, as well as his many years of experience in venture capital investing and operational leadership of other technology growth companies.

In consideration of his services as a director, we have agreed to grant to Mr. Rua stock options to purchase 125,000 post-split shares of our common stock at an exercise price of $2.40 per share, vesting in full 12 months after the date of grant and expiring five years after the date of grant, under our 2011 B Equity Incentive Plan. We also agreed to reimburse Mr. Rua for all reasonable expenses in attending board and board committee meetings. Mr. Rua will be entitled to receive the same number of stock options, with an exercise price at then prevailing market prices, for each year he serves as our director.
Mr. Rua has not engaged in a related party transaction with us during the last two fiscal years, and there are no family relationships between Mr. Rua and any of our other executive officers or directors.
A press release issued by us on August 2, 2012 announcing Mr. Rua's election to our Board of Directors is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits. The exhibit listed in the following Exhibit Index is filed as part of this current report.

Exhibit No.	Description
99.1	Press Release issued by IZEA, Inc. on August 2, 2012.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IZEA, INC.

Date: August 2, 2012	By:/s/ Edward H. (Ted) Murphy Edward H. (Ted) Murphy President and Chief Executive Officer